Exhibit 99

News Release

Ecolab Inc.

370 North Wabasha Street

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB REPORTS STRONG THIRD QUARTER EPS GAIN TO $0.36

2004 EPS expected to rise double-digits to $1.18-$1.20 range

2004 THIRD QUARTER HIGHLIGHTS:

•                                          Record diluted net income per share +9%

•                                          Record diluted EPS +13% from ongoing operations

•                                          Record sales +11% to $1.1 billion

•                                          Domestic and international sales gains lead growth

•                                          2004 earnings forecast of $1.18-$1.20 per share compares to 2003 diluted net income of $1.06 as reported and $1.03 from ongoing operations

	Third Quarter and Nine Months Ended Sept. 30
	Third Quarter		%	Nine Months		%
(Millions, except per share)	2004	2003	increase	2004	2003	increase
	(unaudited)			(unaudited)
Net Sales	$1,090.3	$982.8	11%	$3,112.4	$2,805.4	11%

Operating Income	158.9	145.5	9%	411.0	368.4	12%

Pretax Income	147.4	144.3	2%	377.0	344.7	9%
Taxes	52.4	56.8	-8%	137.7	134.8	2%
Net Income	$94.9	$87.4	9%	$239.2	$209.9	14%

Diluted Net Income Per Common Share	$0.36	$0.33	9%	$0.92	$0.80	15%
Diluted Average Shares Outstanding	262.3	261.6	0%	261.2	263.4	-1%

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ST. PAUL, Minn., October 21, 2004:  Continued growth in its domestic and international businesses, along with favorable currency and tax rates, led Ecolab’s results for the third quarter ended September 30, 2004, as diluted net income per share rose to $0.36 per share, the top end of the company’s $0.34-$0.36 forecasted range.

Ecolab’s consolidated sales increased 11% to a record $1.1 billion in 2004’s third quarter.  Net income rose to a record $95 million, or $0.36 per diluted share, representing a 9% gain over net income of $0.33 a year ago.  Third quarter 2004 net income included a $1.6 million charge for in-process research and development recorded as part of the July 30 acquisition of Alcide Corp, as well as an offsetting $1.9 million of favorable tax benefits related to prior periods.  In addition to the one-time tax benefits, the third quarter 2004 tax rate was reduced by lower international rates and tax savings efforts. Third quarter 2003 net income included an after-tax gain of $6.2 million on the sale of an equity interest in Comac (a floor machine manufacturer based in Italy) and $1.4 million of special charges.  Diluted earnings per share, adjusted for the gain and special charges, was $0.32 for 2003’s third quarter. Third quarter 2004 net income per share increased 13% over last year’s $0.32 from ongoing operations.  (See the schedule of “Supplemental Diluted Earnings per Share Information” located at the end of this news release.)  Currency translation had a favorable impact on net income of approximately $2.8 million for the third quarter of 2004.

Commenting on the quarter, Douglas M. Baker, Ecolab’s President and Chief Executive Officer said, “Ecolab continues to drive strong current growth while making the right investments to bolster our future potential, and the third quarter was another great example of that powerful combination.  Our outstanding people, products and commitment to premium customer service once again fueled our progress, and we worked hard to further improve our execution, efficiency and pipeline for future growth.

“We look for excellent double-digit EPS growth for the full year 2004, and are using a portion of our earnings strength to make investments in our future during the fourth quarter.  We are increasing our sales and service force and making additional key investments in our infrastructure, information technology and product research and development areas to make sure we have the right tools to continue posting attractive growth for years ahead.  In addition, we continue to be aggressive in our pursuit of acquisitions to strengthen our existing business development and add important new offerings for our customer base in fulfillment of our Circle the Customer strategy.  While we face our share of business and market challenges, we have a long history of more than meeting them, and we

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believe we have the right people and strategies in place to effectively manage what lies before us.  We remain excited by the outstanding opportunities we see in our markets, and we are energized by our prospects to achieve them.  We believe the outlook for Ecolab remains robust, and we expect continued strong growth for our future.”

Third quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 8% to $478 million.  Excluding acquisitions and divestitures, sales rose 6% for the quarter, as gains in Institutional and Kay led the growth. Ecolab’s United States Cleaning & Sanitizing operating income rose 5% to $86 million as the higher volume, new products and cost efficiencies were partially offset by sales force additions and product and technology investments.

United States Other Services sales increased 7% to $89 million in the third quarter.  Operating income declined to $7 million as an improved performance by Pest Elimination was offset by higher costs in the GCS kitchen equipment repair business, driven primarily by a charge related to the GCS transition to a centralized business model.

Sales of Ecolab’s International Cleaning & Sanitizing operations rose 8% in the third quarter when measured at fixed currency rates to $498 million. Excluding acquisitions and divestitures, sales rose 5%.  Asia Pacific and Latin America sales showed strong growth, while Europe/Africa/Middle East reported modest gains.  Fixed currency operating income rose 13% to $64 million as margins improved in most regions through new products and programs as well as careful management of costs.  At public currency rates, International Cleaning & Sanitizing sales increased 15% and operating income grew 21%.

Ecolab reacquired 2,069,600 shares of its common stock during the third quarter.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of business acquisitions or other material corporate transactions, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the fourth quarter 2004 over the fourth quarter 2003. Gross margins are expected to approximate last year’s 51% of sales, and selling, general and administrative expenses are expected to

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be in the 39%-40% range.  The effective tax rate should be approximately 37% compared with 35% a year ago.  Overall, currency translation is expected to contribute to fourth quarter earnings.  Diluted earnings per share from ongoing operations are expected to be in the $0.26-$0.28 range in the fourth quarter of 2004.  Ecolab earned $0.26 per share from ongoing operations in the fourth quarter of 2003.  For the full year ending December 31, 2004, Ecolab continues to expect diluted earnings per share from ongoing operations will reach the $1.18-$1.20 range. In 2003, Ecolab reported diluted net income per share of $1.06; earnings from ongoing operations were $1.03.

With 2003 sales of $3.8 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets. Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the third quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at www.ecolab.com/investor.  A replay of the webcast will be available at that site through October 29, 2004.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at www.microsoft.com/windows/windowsmedia/players.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2004 fourth quarter and full year financial and business prospects, including estimated sales, gross margins, selling, general and administrative expenses, interest expense, taxes, currency translation and earnings per share for the fourth quarter 2004.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  These risks and uncertainties include: the vitality of the foodservice, hospitality, and travel industries; restraints on pricing flexibility due to competitive factors and customer and vendor consolidations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials; the occurrence of capacity constraints or the loss of a key supplier; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability

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to achieve plans for past acquisitions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of the company’s products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, the company’s exposure to foreign currency risk; the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war, (d) natural or manmade disasters (including acts of terrorism or other hostilities which impact the company’s markets) and, (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries; loss of, or changes in, executive management; the company’s ability to continue product introductions and technological innovations; and other uncertainties or risks reported from time-to-time in the company’s reports to the Securities and Exchange Commission.  In addition, the company notes that its stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that the company’s earnings levels will meet investors’ expectations. Ecolab undertakes no duty to update its Forward-Looking Statements.

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IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004

(unaudited)

	Third Quarter		Nine Months
(thousands, except per share)	2004	2003	2004	2003

Net Sales	$1,090,316	$982,766	$3,112,398	$2,805,353

Cost of Sales *	519,669	478,163	1,498,372	1,375,379
Selling, General and Administrative Expenses	410,360	357,923	1,198,180	1,060,739
Special Charges (Income)	1,345	1,224	4,896	880

Operating Income	158,942	145,456	410,950	368,355

Gain on Sale of Equity Investment	—	10,877	—	10,877

Interest Expense, Net	11,566	12,051	33,956	34,506

Income before Income Taxes	147,376	144,282	376,994	344,726

Provision for Income Taxes	52,429	56,843	137,748	134,814

Net Income	$94,947	$87,439	$239,246	$209,912

Diluted Net Income per Common Share	$0.36	$0.33	$0.92	$0.80

Weighted-Average Common Shares Outstanding
Basic	258,368	258,694	257,509	260,129
Diluted	262,252	261,609	261,240	263,378

* Cost of sales includes income from reductions in restructuring accruals of $66 and $45 for the nine months ended September 30, 2004 and 2003, respectively.

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

OPERATING SEGMENT INFORMATION

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004

(unaudited)

	Third Quarter		Nine Months
(thousands)	2004	2003	2004	2003

Net Sales
United States
Cleaning & Sanitizing	$478,464	$444,791	$1,359,823	$1,292,991
Other Services	89,157	83,497	252,807	239,789
Total	567,621	528,288	1,612,630	1,532,780
International Cleaning & Sanitizing	497,717	460,371	1,422,710	1,324,838
Effect of Foreign Currency Translation	24,978	(5,893)	77,058	(52,265)
Consolidated	$1,090,316	$982,766	$3,112,398	$2,805,353

Operating Income
United States
Cleaning & Sanitizing	$86,443	$82,472	$239,030	$224,321
Other Services	6,697	8,755	20,018	19,187
Total	93,140	91,227	259,048	243,508
International Cleaning & Sanitizing	64,020	56,772	149,018	131,876
Corporate Expense*	(1,345)	(1,184)	(4,830)	(836)
Effect of Foreign Currency Translation	3,127	(1,359)	7,714	(6,193)
Consolidated	$158,942	$145,456	$410,950	$368,355

* Consistent with the company’s internal management reporting, corporate expense includes income from reductions in restructuring accruals of $255 and $448 for the third quarter ended September 30, 2004 and 2003, respectively, and $750 and $837 for the nine months ended September 30, 2004 and 2003, respectively. Corporate expense for the third quarter and nine months ended September 30, 2004 also included a charge of $1,600 for in-process research and development recorded as part of the July 30 acquisition of Alcide Corp. Corporate expense for the nine months ended September 30, 2004 also includes a charge of $3,980 related to the disposal of a grease management product line. Corporate expense also includes expense of $1,672 for the third quarter and nine months ended September 30, 2003 related to a change in the amount of goodwill allocated to a business sold in 2003.

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004

(thousands)	September 30 2004	December 31 2003	September 30 2003
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$72,097	$85,626	$66,962
Accounts receivable, net	739,057	626,002	649,841
Inventories	325,951	309,959	313,668
Deferred income taxes	75,984	75,820	73,925
Other current assets	53,456	52,933	51,492
Total current assets	1,266,545	1,150,340	1,155,888

Property, plant and equipment, net	783,210	736,797	693,355

Goodwill, net	934,671	797,211	744,217

Other intangible assets, net	221,875	203,859	198,617

Other assets, net	343,111	340,711	272,770

Total assets	$3,549,412	$3,228,918	$3,064,847

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$83,312	$70,203	$75,375
Accounts payable	251,921	212,287	209,528
Compensation and benefits	214,342	190,386	168,951
Income taxes	68,043	59,829	90,710
Other current liabilities	350,370	319,237	324,837
Total current liabilities	967,988	851,942	869,401

Long-term debt	611,378	604,441	573,963

Postretirement health care and pension benefits	254,199	249,906	219,875

Other liabilities	245,321	227,203	169,764

Shareholders’ equity	1,470,526	1,295,426	1,231,844

Total liabilities and shareholders’ equity	$3,549,412	$3,228,918	$3,064,847

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

	Quarter Ended March 31 2003	Quarter Ended June 30 2003	Six Months Ended June 30 2003	Quarter Ended Sept. 30 2003	Nine Months Ended Sept. 30 2003	Quarter Ended Dec. 31 2003	Year Ended Dec. 31 2003

Pro forma income from ongoing operations	$0.21	$0.25	$0.46	$0.32	$0.78	$0.26	$1.03
Pro forma adjustments:
Gain from sale of equity investments				0.02	0.02		0.03
Special charges				(0.01)
Net income, as reported	$21	$0.25	$0.46	$0.33	$0.80	$0.26	$1.06

	Quarter Ended March 31 2003	Quarter Ended June 30 2003	Six Months Ended June 30 2003	Quarter Ended Sept. 30 2003	Nine Months Ended Sept. 30 2003
Pro forma income from ongoing operations	$0.26	$0.30	$0.56	$0.36	$0.92
Pro forma adjustments:
Special charges	(0.01)		(0.01)		(0.01)
Net income, as reported	$0.25	$0.30	$0.55	$0.36	$0.92

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2004 and 2003. The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because unusual items during 2004 and 2003 impacted the company’s reported net income (see “pro forma adjustments” in table above). The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the quarters and interim year-to-date periods ended March 31, June 30 and September 30, 2004 and for the full year and quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2003. The information was originally presented in the company’s quarterly earning releases and reflects the impact of the company’s two-for-one stock split paid June 6, 2003. Special charges include reductions to prior restructuring expenses, losses related to the sale of a product line, a charge for in-process research and development and a favorable tax benefit related to prior periods. The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.